Exhibit 23.1

MORGENSTERN, SVOBODA & BAER, CPA’s,
CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@gmail.COM

Michael Lieber
Charleston Basics, Inc.
1701 Avenue I
Brooklyn, NY 11230

Dear Mr. Lieber,

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in the Registration Statement of Charleston Basics, Inc. (the “Company”) on Form SB-2 of our report on the financial statements of the Company as its registered independent auditors dated July 26, 2007, as of and for the period ended March 31, 2007. We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s/ Morgenstern, Svoboda & Baer, CPA’s, P.C.

Morgenstern, Svoboda & Baer, CPA’s, P.C.

New York, NY
December 28, 2007